UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2022

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal Executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Indenture
On January 12, 2022, ZipRecruiter, Inc. (the “Company”), completed its previously announced private offering of $550 million aggregate principal amount of its 5.000% Senior Notes due 2030 (the “Notes”). The Notes were sold within the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.
The Company intends to use the net proceeds from the offering for general corporate purposes, which may include capital expenditures, investments and working capital.
In the future, certain of the Company’s material domestic subsidiaries may be required to guarantee the Notes, upon the terms and subject to the conditions set forth in the Indenture (as defined below).
The Notes were issued pursuant to an Indenture, dated January 12, 2022 (the “Indenture”), among the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”).
The Notes mature on January 15, 2030 and bear interest at a rate of 5.000% per year. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2022.
The Company may redeem all or a portion of the Notes, at its option, at any time prior to January 15, 2025 at a price equal to 100% of the principal amount thereof, plus a “make-whole” premium and any accrued and unpaid interest.
On and after January 15, 2025, the Company may redeem all or a portion of the Notes at the redemption prices set forth in the Indenture, plus any accrued and unpaid interest.
In addition, prior to January 15, 2025, the Company may redeem up to 40% of the aggregate principal amount of the Notes with funds in the aggregate amount not exceeding the net cash proceeds from certain equity offerings at a redemption price equal to 105.000% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest.
Upon the occurrence of a change of control triggering event (as defined in the Indenture), the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, to, but excluding, the applicable repurchase date.
The Indenture contains restrictive covenants relating to limitations on the Company’s and its subsidiaries’ ability to: (i) create liens on certain assets to secure debt; (ii) grant a subsidiary guarantee of certain debt without also providing a guarantee of the Notes; and (iii) consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of the Company’s assets to, another person, subject, in each case, to certain exceptions.
These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.
The Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, cross-acceleration to other material indebtedness and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes under the Indenture will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 30% in aggregate principal amount of the outstanding Notes under the Indenture may declare all the Notes to be due and payable immediately.

A copy of the Indenture and the form of Note are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text in such exhibits.
Amendment to Credit Agreement
On January 10, 2022, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A, as administrative agent, entered into Amendment No 2. (the “Second Amendment”) to that certain credit agreement, dated as of April 30, 2021 (as supplemented or amended to date, the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, as administrative agent. The Second Amendment amends the Credit Agreement by increasing the maximum amount of liquidity (including cash and permitted investments) that may be netted against the Company’s total indebtedness from $100 million to $550 million for purposes of calculating the Company’s total net leverage ratio under the Credit Agreement.
The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.
On January 7, 2022, the Company issued a press release announcing the upsize and pricing of its offering of $550 million aggregate principal amount of the Notes in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.
A copy of the press release announcing the upsize and pricing of the offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
4.1	Indenture, dated as of January 12, 2022, among ZipRecruiter, Inc. and Computershare Trust Company, N.A., as trustee.

4.2	Form of 5.000% Senior Notes due 2030 (included in Exhibit 4.1).

10.1	Amendment No. 2 to Credit Agreement, dated January 10, 2022, by and among ZipRecruiter, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated January 7, 2022 announcing the upsize and pricing of the Notes.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: January 12, 2022	By:	/s/ David Travers
David Travers
President